UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2012

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5273385
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

ePhoto Image, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On May 14, 2012, with the unanimous consent of the board of directors, we changed our fiscal year end from April 30 to December 31, the fiscal year end of GroveWare Technologies Ltd., the company we acquired by reverse merger on April 6, 2012. Beginning with the periodic report required pursuant to the Securities Exchange Act of 1934, as amended, for the quarter in which the merger transaction was consummated, we will file annual and quarterly reports based upon a December 31 fiscal year end.

In addition, on May 14, 2012 a majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of changing our name to “GroveWare Technologies Ltd.” and to increase our total authorized shares from 100,000,000 to 500,000,000 shares.

Concurrently with the name change and increase in authorized stock described above, our board of directors approved a forward split of fifty to one in which each shareholder will be issued fifty common shares in exchange for each one common share of their currently issued common stock.

Prior to approval of the forward split we had a total of 6,150,000 issued and outstanding shares of common stock, par value $0.001. On the effective date of the forward split, we will have a total of 307,500,000 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Certificate of Amendment and Certificate of Change that were filed with the Nevada Secretary of State on May 15, 2012 are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein

In connection with the forward split, we have the following new CUSIP number: 399807 106. We have submitted the required information to FINRA and expect approval in the coming weeks.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment
3.2	Certificate of Change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

/s/ Scott Boyes

Scott Boyes
CFO

Date: May 16, 2012

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